                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               UNISYS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

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     (4)  Date filed:

        ------------------------------------------------------------------------

                                                       Unisys Corporation
                                                       Unisys Way
                                                       Blue Bell, PA 19424-0001

[UNISYS LOGO]

March 16, 2002

Dear Fellow Stockholder:

     It is my pleasure to invite you to the Unisys 2002 Annual Meeting of Stockholders. This year's meeting will be held on Thursday, April 25, 2002, at The Inn at Penn, which is located at 3600 Sansom Street in Philadelphia, Pennsylvania. The meeting will begin at 9:30 a.m.

     A severe downturn in technology spending made 2001 a very difficult year for industry providers, and Unisys was not immune. However, despite reduced sales of high-end servers and systems integration services, the company achieved profits from operations every quarter in 2001 and generated more than $200 million of operational cash flow. Our ability to deliver profits during this unprecedented period of volatility speaks to the progress we've made in refocusing our business portfolio toward value-added services and solutions that are less subject to the volatility of product cycles. We believe this work positions us well for a much better year in 2002.

     Whether you plan to attend the annual meeting or not, I urge you to take a moment to vote on the items in this year's proxy statement. Most stockholders have a choice of voting their shares over the Internet, by telephone, or by completing, signing, and returning a proxy card. Voting by any of these means takes only a few minutes, and it will ensure that your shares are represented at the meeting. If you vote over the Internet, you will also be given the opportunity to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Electronic access saves the company the cost of producing and mailing these documents. I encourage you to take advantage of it.

     I look forward to seeing you at the annual meeting and to reporting on the actions we took in 2001 and our goals for 2002.

                                          Sincerely,

                                          /s/ Larry A. Weinbach
                                          Lawrence A. Weinbach
                                          Chairman, President and
                                          Chief Executive Officer

                                 [UNISYS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 2002

     Unisys Corporation will hold its 2002 Annual Meeting of Stockholders at The Inn at Penn, 3600 Sansom Street, Philadelphia, Pennsylvania, on Thursday, April 25, 2002, at 9:30 a.m. to:

          1. elect four directors;

          2. ratify the selection of independent auditors for 2002; and

          3. transact any other business properly brought before the meeting.

     Only holders of Unisys common stock of record at the close of business on February 28, 2002 will be entitled to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          /s/ Nancy Straus Sundheim
                                          Nancy Straus Sundheim
                                          Senior Vice President, General Counsel
                                          and Secretary

Blue Bell, Pennsylvania
March 16, 2002

                                   IMPORTANT

YOUR VOTE IS IMPORTANT. MOST STOCKHOLDERS WILL HAVE A CHOICE OF VOTING OVER THE INTERNET, BY TELEPHONE, OR BY USING A TRADITIONAL PROXY CARD. PLEASE CHECK THE INFORMATION YOU HAVE RECEIVED TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU.

                               TABLE OF CONTENTS

PROXY STATEMENT
  Required Vote.............................................    1
  Voting Procedures and Revocability of Proxies.............    1
ELECTION OF DIRECTORS.......................................    2
  Information Regarding Nominees and Directors..............    2
  Board Meetings............................................    5
  Committees................................................    5
  Audit Committee Report....................................    6
  Corporate Governance Guidelines...........................    7
  Stock Ownership Guidelines................................    8
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS...........    8
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND             8
  MANAGEMENT................................................
EXECUTIVE COMPENSATION......................................   10
  Summary Compensation Table................................   10
  Option Grants in Last Fiscal Year.........................   11
  Option Exercises and Fiscal Year-End Values...............   11
  Pension Plans.............................................   11
  Employment Agreements.....................................   12
  Change in Control Employment Agreements...................   13
  Transactions with Management..............................   14
  Compensation of Directors.................................   14
REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION            14
  COMMITTEE.................................................
  Compensation Program and Policies.........................   14
  Base Salary...............................................   15
  Variable Incentive Compensation...........................   15
  Long-Term Incentive Awards................................   15
  Compensation of the Chief Executive Officer...............   16
  Deductibility of Executive Compensation...................   16
STOCK PERFORMANCE GRAPH.....................................   17
GENERAL MATTERS.............................................   18
  Section 16(a) Beneficial Ownership Reporting Compliance...   18
  Policy on Confidential Voting.............................   18
  Stockholder Proposals and Nominations.....................   18
  Electronic Access to Proxy Materials and Annual Report....   18
  Householding of Proxy Statement and Annual Report.........   19
  Other Matters.............................................   19
APPENDIX A
Audit Committee Charter.....................................  A-1

                               UNISYS CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 2002

     The Board of Directors of Unisys Corporation solicits your proxy for use at the 2002 Annual Meeting of Stockholders to be held on April 25, 2002 and at any adjournments. At the annual meeting, stockholders will be asked to elect directors and to ratify the selection of independent auditors.

     The record date for the annual meeting is February 28, 2002. Only holders of record of Unisys common stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 321,671,609 shares of common stock were outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

     This proxy statement, the proxy/voting instruction card, and the annual report of Unisys, including the financial statements for 2001, are being mailed and made available on the Internet on or about March 16, 2002.

REQUIRED VOTE

     Each share of Unisys common stock outstanding on the record date is entitled to one vote on each matter to be voted upon. Directors will be elected by a plurality of the votes cast (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. Ratification of the selection of independent auditors will require the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote. Abstentions will be included in the vote totals for this matter, and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Your vote is important. Shares may be voted at the annual meeting only if you are present in person or represented by proxy. Most stockholders have a choice of voting (a) by completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided, (b) over the Internet, or (c) by telephone using a toll-free telephone number. Check the materials you have received to see which options are available to you and to obtain the applicable web site or telephone number. If you elected to receive proxy materials over the Internet, you should have already received e-mail instructions on how to vote electronically. Please be aware that if you vote over the Internet, you may incur costs associated with your electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities by use of a control number, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures are consistent with the requirements of applicable law.

     You may revoke your proxy at any time before it is exercised by writing to the Secretary of Unisys, by timely delivery of a properly executed later-dated proxy (including an Internet or telephone vote), or by voting in person at the meeting.

     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     If you properly complete and return your proxy, and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares FOR the election of directors, FOR the selection of independent auditors, and in their discretion on any other matters that properly come before the annual meeting.

     If you are a participant in the Unisys Savings Plan, the proxy/voting instruction card will serve as voting instructions to the plan trustee for any whole shares of Unisys common stock credited to your account as of February 28, 2002. The trustee will vote those shares in accordance with your instructions if it receives your completed proxy by April 19, 2002. If the proxy is not timely received, or if you give no instructions on a matter to be voted upon, the trustee will vote the shares credited to your account in the same proportion as it votes those shares for which it received proper instructions from other participants.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of ten members, divided into three classes. One class of directors is elected each year to hold office for a three-year term. The four directors whose terms expire in 2002, J. P. Bolduc, James J. Duderstadt, Denise K. Fletcher, and Kenneth A. Macke, have been nominated for reelection. The remaining six directors will continue to serve as set forth below. Each of the nominees has agreed to serve as a director if elected, and Unisys believes that each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The names and ages of the nominees and directors, their principal occupations and employment during the past five years, and other data regarding them are as follows.

                         NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

[BOLDUC PHOTO]
                  J. P. BOLDUC
                  Mr. Bolduc, 62, is Chairman and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital, and real estate investment holding company. He previously served in the positions of President and Chief Executive Officer, Vice Chairman, and Chief Operating Officer of W. R. Grace & Co., a specialty chemicals and health care company. He is a Director of Proudfoot PLC. He has served as a Director of Unisys since 1992 and is a member of the Finance Committee and the Nominating Committee.

[DUDERSTADT PHOTO]
                  JAMES J. DUDERSTADT
                  Dr. Duderstadt, 59, is President Emeritus and University Professor of Science and Engineering at the University of Michigan. He is a Director of CMS Energy Corporation. He has served as a Director of Unisys since 1990 and is a member of the Audit Committee.

[FLETCHER PHOTO]
                  DENISE K. FLETCHER
                  Ms. Fletcher, 53, is Executive Vice President and Chief Financial Officer of MasterCard International, an international payment solutions company. She has served as a Director of Unisys since July 2001 and is a member of the Audit Committee.

[MACKE PHOTO]
                  KENNETH A. MACKE
                  Mr. Macke, 63, is General Partner of Macke Partners, a venture capital firm. He previously served as Chairman and Chief Executive Officer of Dayton Hudson Corporation, a general merchandise retailer. He has served as a Director of Unisys since 1989 and is a member of the Corporate Governance and Compensation Committee and the Nominating Committee.

                            MEMBERS OF THE BOARD CONTINUING IN OFFICE
                                      TERM EXPIRING IN 2003

[FOSLER PHOTO]
                  GAIL D. FOSLER
                  Ms. Fosler, 54, is Senior Vice President and Chief Economist of The Conference Board, a business-sponsored, nonprofit research organization. She is a Director of Baxter International Inc., H. B. Fuller Company and DBS Holdings (Singapore) and a Trustee of the John Hancock Mutual Funds. She has served as a Director of Unisys since 1993 and is a member of the Finance Committee.

[GOODES PHOTO]
                  MELVIN R. GOODES
                  Mr. Goodes, 66, is a retired Chairman and Chief Executive Officer of Warner-Lambert Company, a diversified worldwide health care, pharmaceutical, and consumer products company. He has served as a Director of Unisys since 1987 and is a member of the Corporate Governance and Compensation Committee.

[HUSTON PHOTO]
                  EDWIN A. HUSTON
                  Mr. Huston, 63, is a retired Vice Chairman of Ryder System, Inc., an international logistics and transportation solutions company. He has also served as Senior Executive Vice
                  President -- Finance and Chief Financial Officer of that company. He is a Director of Answerthink, Inc. and Enterasys Networks, Inc. He has served as a Director of Unisys since 1993 and is a member of the Audit Committee and the Nominating Committee.

                      MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                      TERM EXPIRING IN 2004

[DUQUES PHOTO]
                  HENRY C. DUQUES
                  Mr. Duques, 58, is a Director and Chairman of First Data Corporation, an electronic commerce and payment services company. He has also served as Chief Executive Officer of that company. He is a Director of CheckFree Corporation and SunGard Data Systems, Inc. He has served as a Director of Unisys since 1998 and is a member of the Corporate Governance and Compensation Committee.

[MARTIN PHOTO]
                  THEODORE E. MARTIN
                  Mr. Martin, 62, is a retired President and Chief Executive Officer of Barnes Group Inc., a manufacturer and distributor of automotive and aircraft components and maintenance products. He has also held the position of Executive Vice President-Operations of that company. He is a Director of Ingersoll-Rand Company and Applera Corporation. He has served as a Director of Unisys since 1995 and is a member of the Finance Committee.

[WEINBACH PHOTO]
                  LAWRENCE A. WEINBACH
                  Mr. Weinbach, 62, is Chairman of the Board, President and Chief Executive Officer of Unisys. He previously served in the position of Managing Partner-Chief Executive of Andersen Worldwide, a global professional services organization. He is a Director of Avon Products, Inc. and UBS AG. He has served as a Director of Unisys since 1997.

BOARD MEETINGS

     The Board of Directors held seven meetings in 2001. During 2001, all directors attended at least 75 percent of the meetings of the Board of Directors and standing committees on which they served.

COMMITTEES

     The Board of Directors has a standing Audit Committee, Corporate Governance and Compensation Committee, Finance Committee, and Nominating Committee.

     The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements and its financial reporting and disclosure practices, the soundness of its systems of internal financial and accounting controls, the independence and performance of its internal and independent auditors, and the soundness of its ethical and environmental compliance programs. The Audit Committee held seven meetings in 2001. Its members are Dr. Duderstadt, Ms. Fletcher and Mr. Huston.

     The Corporate Governance and Compensation Committee oversees the Company's corporate governance, the Company's executive management structure, the compensation-related policies and programs involving the Company's executive management, and the level of compensation and benefits of officers and key employees. It also oversees the Company's diversity programs. The Corporate Governance and Compensation Committee held five meetings in 2001. Its members are Mr. Duques, Mr. Goodes, and Mr. Macke.

     The Finance Committee reviews the Company's financial affairs, including its capital structure, financial arrangements, capital spending, and acquisition and disposition plans. It also oversees the management and investment of funds in the pension, savings, and welfare plans sponsored by the Company. The Finance Committee held five meetings in 2001. Its members are Mr. Bolduc, Ms. Fosler, and Mr. Martin.

     The Nominating Committee identifies and reviews candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Unisys Corporation, Unisys Way, Blue Bell, Pennsylvania 19424. The Nominating Committee held two meetings in 2001. Its members are Mr. Bolduc, Mr. Huston, and Mr. Macke.

AUDIT COMMITTEE REPORT

     The Audit Committee's specific functions and responsibilities are set forth in the Audit Committee Charter, which is attached as Appendix A to this Proxy Statement. The Committee consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange.

     In performing its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management. The Committee also discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with Ernst & Young LLP their independence and has received from them the written disclosures required by the Independence Standards Board. The Committee has also considered the compatibility of the services discussed in All Other Fees below with the auditors' independence.

     Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

     Ernst & Young LLP have billed the Company the following fees for professional services rendered in respect of the year ended December 31, 2001:

     Audit Fees. $1.9 million for the annual audit of the Company's financial statements.

     Financial Information Systems Design and Implementation Fees.  None.

     All Other Fees. $4.3 million, consisting of audit-related services of $2.3 million and non-audit services of $2.0 million. Audit-related services primarily include fees for pension and statutory audits ($0.9 million), accounting advice regarding specific transactions, and various attestation reports. Non-audit services generally represent fees for tax advisory and compliance services.

                                                                 Audit Committee

                                                             James J. Duderstadt
                                                              Denise K. Fletcher
                                                                 Edwin A. Huston

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues. Among other matters, these guidelines cover the following:

           1. A majority of the Board of Directors should be independent directors. Interlocking directorships should be avoided, and directors should not, except in rare circumstances approved by the Board, draw any consulting, legal, or other fees from the Company. The independence of outside directors is reviewed annually by the Corporate Governance and Compensation Committee.

           2. Membership on the Audit, Corporate Governance and Compensation, and Nominating Committees is limited to outside directors.

           3. Directors may not stand for election after age 70 or continue to serve beyond the annual stockholders' meeting following the attainment of age 70.

           4. Directors should volunteer to resign from the Board upon a change in position, including retirement, from the position they held when they were elected to the Board. The Board will then make a determination whether continued Board membership is appropriate under the circumstances. In addition, if the Company's chief executive officer resigns from that position, he is expected to offer his resignation from the Board at the same time.

           5. The Nominating Committee is responsible for determining the appropriate skills and characteristics required of Board members and will consider issues of diversity, age, and skills in its assessment of the needs of the Board. The Corporate Governance and Compensation Committee maintains an orientation program for new directors.

           6. The Corporate Governance and Compensation Committee is responsible for giving annually an assessment of the Board's performance and of its contribution as a whole.

           7. The outside directors have the opportunity to meet in executive session, without the chief executive officer and other members of management, at any time. Either the outside director serving as the chairman of the Corporate Governance and Compensation Committee or the outside director serving as the chairman of the Finance Committee shall assume the responsibility of chairing such meetings.

           8. The outside directors meet annually in executive session to review the performance of the chief executive officer. The evaluation is led by the chairman of the Corporate Governance and Compensation Committee and is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives, and development of management. The evaluation is used by the Corporate Governance and Compensation Committee in its consideration of the compensation of the chief executive officer.

           9. The chief executive officer is expected to provide an annual report on succession planning to the Corporate Governance and Compensation Committee.

          10. Board members have complete access to Unisys management. Members of senior management who are not Board members regularly attend Board meetings, and the Board encourages senior management, from time to time, to bring into Board meetings other managers who can provide additional insights into the matters under discussion.

STOCK OWNERSHIP GUIDELINES

     In 1998, the Board established stock ownership guidelines for both directors and elected officers in order to more closely link their interests with those of stockholders. Under the guidelines, directors and elected officers are expected to own, within specified time periods, Unisys stock or stock units having a value equal to a multiple of their annual retainer, in the case of directors, or their base salary, in the case of elected officers. Stock options, including vested stock options, do not count toward fulfillment of the ownership guidelines.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors to audit the Company's books and accounts for the year ending December 31, 2002 and recommends ratification of this selection by the stockholders. Ernst & Young LLP has served as independent auditors for Unisys since 1986. Its representatives will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

     The Board of Directors considers Ernst & Young LLP to be well qualified to serve as the independent auditors for Unisys. If, however, stockholders do not ratify the selection of Ernst & Young LLP, the Board will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2002. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Shown below is information with respect to persons or groups that beneficially own more than five percent of Unisys common stock. This information is derived from Schedules 13G filed by such persons or groups in February 2002.

NAME AND ADDRESS OF                                           NUMBER OF SHARES    PERCENT
BENEFICIAL OWNER                                              OF COMMON STOCK     OF CLASS
-------------------                                           ----------------    --------
Brandes Investment Partners, L.P. ..........................     41,369,152(1)     13.0
Brandes Investment Partners, Inc.
Brandes Holdings, L.P.
Charles H. Brandes
Glenn R. Carlson
Jeffrey A. Busby
11988 El Camino Real, Suite 500
San Diego, CA 92130

---------------
(1) Shared dispositive power has been reported for 41,369,152 shares. Shared voting power has been reported for 31,539,195 shares.

     Shown below are the number of shares of Unisys common stock (or stock units) beneficially owned as of March 1, 2002, by all directors and nominees, each of the executive officers named on page 10, and all directors and officers of Unisys as a group. No individual named below beneficially owns more than one percent of the outstanding shares of Unisys common stock. All directors and officers as a group beneficially own 1.2% of the shares of Unisys common stock deemed outstanding.

                                                                        ADDITIONAL SHARES OF
                                               NUMBER OF SHARES         COMMON STOCK DEEMED
BENEFICIAL OWNER                             OF COMMON STOCK(1)(2)    BENEFICIALLY OWNED(1)(3)
----------------                             ---------------------    ------------------------
Jack A. Blaine.............................           9,911                    194,500
J. P. Bolduc...............................          31,474                      7,500
James J. Duderstadt........................          14,311                      7,500
Henry C. Duques............................          15,494                      7,500
Denise K. Fletcher.........................           1,415                  --
Gail D. Fosler.............................          27,980                      7,500
George R. Gazerwitz........................          59,281                    350,000
Melvin R. Goodes...........................          26,336                      7,500
Edwin A. Huston............................          16,133                      7,500
Kenneth A. Macke...........................          46,929                  --
Theodore E. Martin.........................          46,643                      7,500
Joseph W. McGrath..........................          48,055                    116,250
Janet B. Wallace...........................           4,391                     52,500
Lawrence A. Weinbach.......................         255,006                  1,847,250
All directors and officers as a group......         739,979                  3,403,400

---------------

(1) Includes shares reported by directors and officers as held directly or in the names of spouses, children, or trusts as to which beneficial ownership may have been disclaimed.

(2) Includes:

     (a) Shares held under the Unisys Savings Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code, as follows:
         Mr. Blaine, 1,138; Mr. Gazerwitz, 2,144; Mr. McGrath, 322; Ms. Wallace, 247; Mr. Weinbach, 363; officers as a group, 16,586. With respect to such shares, plan participants have authority to direct voting.

     (b) Stock units deferred under the Unisys Corporation Deferred Compensation Plan as follows: Mr. Blaine, 5,700; Mr. Gazerwitz, 13,000; Mr. McGrath, 34,894; officers as a group, 87,884. Deferred stock units are payable in shares of Unisys common stock upon termination of employment or any date at least five years (two years for stock units deferred after January 1, 2001) after the deferral. They may not be voted.

     (c) Stock units, as described on page 14, for directors as follows: Mr. Bolduc, 13,474; Dr. Duderstadt, 13,261; Mr. Duques, 10,494; Ms. Fletcher, 1,415; Ms. Fosler, 11,830; Mr. Goodes, 19,396; Mr. Huston, 15,133; Mr. Macke, 45,729; and Mr. Martin, 26,643.

(3) Shares shown are shares subject to options exercisable within 60 days following March 1, 2002.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the other four most highly compensated executive officers of Unisys in 2001 (the "Named Officers") for services rendered in all capacities to Unisys for 2001, 2000, and 1999.

                                                                                     LONG-TERM COMPENSATION
                                                                          ---------------------------------------------
                          ANNUAL COMPENSATION                                     AWARDS                  PAYOUTS
-----------------------------------------------------------------------   -----------------------   -------------------
                                                                OTHER     RESTRICTED   SECURITIES
                                                               ANNUAL       STOCK      UNDERLYING    LTIP     ALL OTHER
                                                               COMPEN-     AWARD(S)     OPTIONS/    PAYOUTS    COMPEN-
           NAME AND                   SALARY(1)   BONUS(1)    SATION(2)      (3)        SARS(4)       (4)     SATION(5)
      PRINCIPAL POSITION        YEAR     ($)         ($)         ($)         ($)          (#)         ($)        ($)
      ------------------        ----  ---------   ---------   ---------   ----------   ----------   -------   ---------
Lawrence A. Weinbach..........  2001  1,320,000          --     136,815          --     500,000       --       332,213
  Chairman, President and       2000  1,320,000     396,000     566,920          --     400,000       --       332,213
  Chief Executive Officer       1999  1,300,000   1,320,000   2,012,936          --     363,000       --       330,413

Jack A. Blaine................  2001    450,000          --       7,724          --      75,000       --        93,677
  Executive Vice President      2000    450,000      75,000       5,795          --      75,000       --        93,627
                                1999    375,000     200,000       9,445          --      75,000       --        91,827

George R. Gazerwitz...........  2001    491,679          --          --          --     100,000       --       114,894
  Executive Vice President      2000    450,012     180,000          --          --     100,000       --       114,894
                                1999    441,678     300,000          36          --     125,000       --       113,094

Joseph W. McGrath.............  2001    450,000          --          --          --      75,000       --        73,861
  Executive Vice President      2000    450,000      75,000          --          --      75,000       --        76,861
                                1999    321,675     310,000     217,989   2,011,875      80,000       --        70,880

Janet B. Wallace(6)...........  2001    360,000          --          --          --      60,000       --        46,991
  Senior Vice President         2000    360,000     120,000      13,457          --      50,000       --        47,841
                                1999     50,000      80,000      28,036          --      25,000       --           188

---------------
(1) Amounts shown include compensation deferred under the Unisys Savings Plan or the Unisys Corporation Deferred Compensation Plan.
(2) Amounts shown for 2001 for Mr. Weinbach are tax reimbursements and personal benefits, including $51,244 for supplemental long-term disability insurance. Amounts shown for Mr. Blaine for 2001 are tax reimbursements.

(3) Amounts shown in this column are the dollar value of restricted stock awards based on the closing market price of Unisys common stock on the date of grant. Mr. McGrath was originally awarded 58,000 restricted share units on January 6, 1999. The grant vests over three years, with one-third vesting each year beginning January 6, 2000. Upon vesting, restricted share units are payable in shares of Unisys common stock. At December 31, 2001, Mr. McGrath held 19,333 restricted share units with a value of $242,436.

(4) Although the Company's long-term incentive plan permits grants of free-standing stock appreciation rights and the payment of performance awards, no such grants or payments were made to any of the Named Officers during the years presented.

(5) Amounts shown for 2001 for each Named Officer consist of Company matching contributions under the Unisys Savings Plan and the full amount of premiums paid by Unisys for life insurance as follows: Mr. Weinbach - $3,400, $328,813; Mr. Blaine - $3,400, $90,277; Mr. Gazerwitz - $3,400, $111,494;
    Mr. McGrath - $3,400, $70,461; Ms. Wallace - $2,550, $44,441.

(6) Ms. Wallace joined Unisys as a Vice President in November 1999. She was elected a Senior Vice President effective January 1, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on grants of stock options during 2001 to the Named Officers. No stock appreciation rights were granted during 2001.

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                     OF STOCK PRICE APPRECIATION
                                INDIVIDUAL GRANTS                                        FOR OPTION TERMS(1)
----------------------------------------------------------------------------------   ----------------------------
                                   NUMBER OF       % OF
                                   SECURITIES     TOTAL
                                   UNDERLYING    OPTIONS     EXERCISE
                                    OPTIONS     GRANTED TO   OR BASE
                                   GRANTED(2)   EMPLOYEES    PRICE(3)   EXPIRATION
NAME                                  (#)        IN 2001      ($/SH)     DATE(4)        5%($)          10%($)
----                               ----------   ----------   --------   ----------   ------------   -------------
Lawrence A. Weinbach.............   500,000        5.5        18.57      2/15/11      5,849,550      14,763,150
Jack A. Blaine...................    75,000        0.8        18.57      2/15/11        877,433       2,214,473
George R. Gazerwitz..............   100,000        1.1        18.57      2/15/11      1,169,910       2,952,630
Joseph W. McGrath................    75,000        0.8        18.57      2/15/11        877,433       2,214,473
Janet B. Wallace.................    60,000        0.7        18.57      2/15/11        701,946       1,771,578

---------------

(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified annual rates of appreciation on Unisys common stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) Options were granted on February 15, 2001. Options become exercisable in four equal annual installments, beginning one year after the date of grant. Options become immediately exercisable in the event of a change in control (as defined in the long-term incentive plan).

(3) The exercise price per share is the fair market value (calculated as the average of the high and low quoted sales prices through the official close of the New York Stock Exchange at 4:00 p.m.) of a share of Unisys common stock on the date of grant. Options may be exercised with cash or with any other form of consideration permitted by the Corporate Governance and Compensation Committee.

(4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises during 2001 and unexercised stock options held by the Named Officers at December 31, 2001.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                      DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                              ACQUIRED      VALUE                 (#)                           ($)
                             ON EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                             (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------   -------------
Lawrence A. Weinbach.......        --           --     1,469,000      1,044,000       758,700             --
Jack A. Blaine.............    16,000      158,019       123,250        183,750       113,771             --
George R. Gazerwitz........        --           --       243,750        262,500       475,906             --
Joseph W. McGrath..........        --           --        58,750        171,250            --             --
Janet B. Wallace...........        --           --        25,000        110,000            --             --

---------------

(1) Difference between the closing price for Unisys common stock on December 31, 2001 and the exercise price.

PENSION PLANS

     The table below shows the aggregate annual amounts at age 62 that would be received from the Unisys Pension Plan (the "Pension Plan"), the Supplemental Executive Retirement Plan (the "Supplemental Plan"), and the Elected Officer Pension Plan (the "Officer Plan").

     The Pension Plan and Supplemental Plan generally are available to all employees located in the United States. The Officer Plan is available to officers, including the Named Officers, who satisfy certain minimum service requirements. The aggregate pension amount payable under the Officer Plan is offset by benefits paid under the Pension Plan, the Supplemental Plan, and any applicable subsidiary plan. The amounts shown in the table are computed on a single life annuity basis and are subject to a reduction equal to 50% of the participant's primary social security benefit.

                                               YEARS OF SERVICE
   ASSUMED FINAL       -----------------------------------------------------------------
AVERAGE COMPENSATION      5          10         15         20         25      30 OR MORE
--------------------   --------   --------   --------   --------   --------   ----------
     $  200,000        $ 40,000   $ 80,000   $ 90,000   $100,000   $110,000    $120,000
        300,000          60,000    120,000    135,000    150,000    165,000     180,000
        400,000          80,000    160,000    180,000    200,000    220,000     240,000
        500,000         100,000    200,000    225,000    250,000    275,000     300,000
        600,000         120,000    240,000    270,000    300,000    330,000     360,000
        700,000         140,000    280,000    315,000    350,000    385,000     420,000
        800,000         160,000    320,000    360,000    400,000    440,000     480,000
        900,000         180,000    360,000    405,000    450,000    495,000     540,000
      1,000,000         200,000    400,000    450,000    500,000    550,000     600,000

     Final Average Compensation generally corresponds to the amounts shown in the Summary Compensation Table under the headings Salary and Bonus. However, Final Average Compensation is calculated using the individual's highest 60 consecutive months of compensation out of the final 120 months of employment and thus will differ somewhat from the amounts shown in the Summary Compensation Table. Final Average Compensation for the Named Officers as of March 1, 2002 is as follows: J. A. Blaine -- $563,452; G. R. Gazerwitz -- $680,010; J. W.
McGrath -- $585,503; J. B. Wallace -- $420,000. Full years of credited service under the pension plans for the Named Officers as of March 1, 2002 are as follows: J. A. Blaine -- 21 years; G. R. Gazerwitz -- 20 years; J. W.
McGrath -- three years; J. B. Wallace -- two years.

     Jack A. Blaine has elected to retire from the Company by September 1, 2002 under the terms of an early retirement incentive program made available to eligible employees in the United States. Under the early retirement program, retiring employees are credited with an additional three years of service and age for purposes of calculating their pension benefit. Full years of credited service cited above for Mr. Blaine reflect this. Unisys will continue to pay Mr. Blaine his salary through August 31, 2002.

     Pursuant to the employment agreement described below, Lawrence A. Weinbach is vested in an annual pension benefit as follows: 0-3 years of service -- $350,000; 4 years -- $570,000; 5 years -- $710,000; 6 years -- $860,000; 7 or more years -- $1,000,000.

EMPLOYMENT AGREEMENTS

     On September 23, 1997, the Company entered into a five-year employment agreement with Lawrence A. Weinbach, covering the terms and conditions of Mr. Weinbach's employment as Chairman of the Board, President and Chief Executive Officer. The agreement provides for a minimum base salary of $1,200,000 per year, subject to annual review by the Corporate Governance and Compensation Committee, and eligibility for an annual bonus award at a target bonus level of not less than 100% of base salary. The actual bonus payable, if any, is to be determined by the Corporate Governance and Compensation Committee in its sole discretion.

Mr. Weinbach is eligible to participate in the benefit programs generally made available to executive officers, is entitled to the pension benefits discussed above, and is eligible to receive stock option and other long-term incentive awards under the Company's long-term incentive plan. If Mr. Weinbach's employment is terminated under certain circumstances, the agreement provides for him to receive continued payment of his base salary for the remainder of the term (but in no event less than one year's base salary) and, for the one-year period following the date of termination, a bonus in an amount equal to his target bonus percentage times the base salary paid during such period. He will also be entitled to continued medical and dental coverage through the remaining term of the agreement, full vesting in outstanding awards under the long-term incentive plan, and one additional year of service for pension purposes. Salary continuation amounts paid to Mr. Weinbach after two years from the date of employment termination will be reduced by the amount of any cash compensation he receives for services rendered to any entity other than Unisys. Mr. Weinbach is also party to a change in control agreement with the Company, as described below. He is not entitled to receive duplicate payments under the change in control agreement and his employment agreement.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

     The Company has entered into change in control employment agreements with its executive officers including the Named Officers. The agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened change in control. A change in control is generally defined as (i) the acquisition of 20% or more of Unisys common stock, (ii) a change in the majority of the Board of Directors unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. Each agreement has a term ending on the third anniversary of the date of the change in control. These agreements, which are the same in substance for each executive, provide that in the event of a change in control each executive will have specific rights and receive certain benefits. Those benefits include the right to continue in the Company's employ during the term, performing comparable duties to those being performed immediately prior to the change in control and at compensation and benefit levels that are at least equal to the compensation and benefit levels in effect immediately prior to the change in control. Upon a termination of employment under certain circumstances following a change in control, the terminated executive will be entitled to receive special termination benefits, including a lump sum payment equal to three years base salary and bonus and the actuarial value of the pension benefit the executive would have accrued had the executive remained employed for three years following the termination date. The special termination benefits are payable if the Company terminates the executive without cause, the executive terminates employment for certain enumerated reasons (including a reduction in the executive's compensation or responsibilities or a change in the executive's job location), or the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the date of the change in control. If any payment or distribution by the Company to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to receive a payment on an after-tax basis equal to the excise tax imposed. The executive is under no obligation to mitigate amounts payable under these agreements, and to the extent the executive has a separate employment agreement with the Company with conflicting rights, the executive is allowed the greater entitlement.

TRANSACTIONS WITH MANAGEMENT

     During 2001, the law firm Pepper Hamilton LLP provided legal services to Unisys for fees of approximately $877,000. The husband of Nancy Straus Sundheim is a partner in that firm. Ms. Sundheim is Senior Vice President, General Counsel and Secretary of Unisys.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive an annual retainer ($35,000 in 2001; $50,000 for 2002), an annual attendance fee of $10,000 for regularly scheduled Board and committee meetings, and a meeting fee of $1,000 for attendance at each Board and committee meeting other than a regularly scheduled meeting. Chairmen of committees other than the nominating committee also receive an annual $5,000 retainer. During 2001, each non-employee director also received an option to purchase 10,000 shares of Unisys common stock. Stock options vest in four equal annual installments beginning one year after the date of grant. The annual retainers and annual attendance fee are paid in monthly installments, with 50% of each installment paid in cash and 50% in the form of common stock equivalent units. The value of each stock unit at any point in time is equal to the value of one share of Unisys common stock. Stock units are recorded in a memorandum account maintained for each director. A director's stock unit account is payable in Unisys common stock, either upon termination of service or on any date at least five years (two years for stock units awarded after January 1, 2001) after the stock units are awarded, at the director's option. Directors do not have the right to vote with respect to any stock units. Directors also have the opportunity to defer until termination of service, or until any date at least two years after the deferral, all or a portion of their cash fees. Any deferred cash amounts, and earnings or losses thereon, are recorded in a memorandum account maintained for each director. The right to receive future payments of deferred cash accounts is an unsecured claim against the Company's general assets. Directors who are employees of the Company do not receive any cash, stock units, or stock options for their services as directors.

         REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

COMPENSATION PROGRAM AND POLICIES

     The Corporate Governance and Compensation Committee oversees the Company's executive compensation program. In this capacity, the Committee reviews compensation levels of elected officers, evaluates performance, considers management succession and related matters, and administers the Company's incentive plans, including the Executive Variable Compensation Plan (the "EVC Plan") and the 1990 Unisys Long-Term Incentive Plan (the "LTIP").

     The Company's executive compensation program is designed to attract and retain executives responsible for the Company's long-term success, to reward executives for achieving both financial and strategic company goals, to align executive and stockholder interests through long-term, equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. As a result, a substantial portion of each executive's total compensation is intended to be variable and to be tied closely to the achievement of specific business objectives and corporate financial goals, as well as the attainment of the executive's individual performance objectives. The Company's executive compensation program also takes into account the compensation practices of companies with whom Unisys competes for executive talent. These companies (the "peer companies") include the principal companies included in the peer group indices in the Performance Graph on page 17 of this proxy statement and additional companies in various industries.

     The three key components of the Company's executive compensation program are base salary, variable incentive compensation, and long-term incentive awards in the form of stock options. Overall compensation is intended to be competitive for comparable positions at the peer companies.

BASE SALARY

     Each executive's base salary is initially determined with reference to competitive pay practices and is dependent upon the executive's level of responsibility and experience. The Committee uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Committee's subjective assessment of individual performance, as well as the factors discussed above.

VARIABLE INCENTIVE COMPENSATION

     For 2001, all of the Company's executive officers participated in the EVC Plan. This plan's stated purpose is to motivate and reward elected officers and other key executives for the attainment of corporate and/or individual performance goals. Under the plan, the Committee has the discretion to determine the conditions (including performance objectives) applicable to annual award payments and the amounts of such awards. For 2001, the EVC Plan operated as follows.

     Executives were assigned target award amounts for the year, which were typically stated as a percentage of base salary (ranging, in the case of elected officers other than the chief executive officer, from 45% to 60%). Performance goals were also established based upon the financial performance of Unisys (generally, achievement of pre-established objectives for revenue, earnings per share, cash flow, and orders). Actual award amounts could range from zero to 150% of target, depending upon the attainment of financial goals and the Committee's assessment of the individual's performance. For 2001, because the Company did not meet the financial objectives established for the year, the Committee made no EVC awards to executive officers.

LONG-TERM INCENTIVE AWARDS

     Under the LTIP, stock options may be granted to the Company's executive officers and other key employees. The size of stock option awards is based primarily on individual performance, level of responsibilities with Unisys, and the competitive marketplace. The Committee does not determine the size of such awards by reference to the amount or value of stock options currently held by an executive officer.

     Stock options are designed to align the interests of executives with those of stockholders. Stock options are granted with an exercise price equal to the average market price of Unisys common stock on the date of grant, and current grants vest over four years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized unless the price of the common stock rises over a number of years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Lawrence A. Weinbach became the Company's Chairman, President and Chief Executive Officer on September 23, 1997. In connection with his employment, the Company entered into the employment agreement described at page 12. Under the employment agreement, Mr. Weinbach is entitled to a base salary at the rate of $1,200,000 per year, subject to annual review by the Committee. He is also eligible for an annual bonus at a target of 100% of base salary, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors as the Committee deems appropriate. In March 1999, the Committee increased Mr. Weinbach's base salary to its current level of $1,320,000 per year. In 2001, Mr. Weinbach was granted the stock options described on page 11. He did not receive a bonus for the year.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the amount of compensation that may be deducted by the Company with respect to each Named Officer employed as of the last day of the applicable year. The limitation does not apply to compensation based on the attainment of objective performance goals. The Committee has considered the impact of the deduction limitation and has determined that it is not in the best interests of the Company or its stockholders to base compensation solely on objective performance criteria. Rather, the Committee believes that it should retain the flexibility to base compensation on its subjective evaluation of performance as well as on the attainment of objective goals.

                                 Corporate Governance and Compensation Committee

                                                                 Henry C. Duques
                                                                Melvin R. Goodes
                                                                Kenneth A. Macke

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Unisys common stock during the five fiscal years ended December 31, 2001 with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's Computers (Hardware) Index, the Standard & Poor's Computers (Software and Services) Index and the Standard & Poor's 500 IT Consulting and Services Index.* The comparison assumes $100 was invested on December 31, 1996 in Unisys common stock and in each of such indices and assumes reinvestment of dividends.

                                  [Line Graph]

------------------------------------------------------------------------------------------------------------------
                                              1996        1997        1998        1999        2000        2001
------------------------------------------------------------------------------------------------------------------
 Unisys Corporation                            100         206         510         473         217         186
 S & P 500                                     100         133         171         208         189         166
 S & P Computers (Hardware)                    100         146         256         370         235         231
 S & P Computers (Software & Services)         100         139         252         467         221         222
 S & P 500 IT Consulting & Services            100         141         238         280         200         211

---------------

* In 2001, Standard & Poor's announced that it had reclassified all of its U.S. indices to reflect the Global Industry Classification Standard introduced in 1999. Under the new system, Unisys has been reclassified to the IT Consulting & Services industry from the Computers (Software and Services) industry.

                                GENERAL MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's directors and officers are required to file reports with the SEC relating to their ownership of Unisys equity securities. For 2001, Melvin A. Goodes had one late report covering one transaction.

POLICY ON CONFIDENTIAL VOTING

     It is the Company's policy that all stockholder proxies, ballots, and voting materials that identify the vote of a specific stockholder shall, if requested by that stockholder on such proxy, ballot, or materials, be kept permanently confidential and shall not be disclosed to the Company, its affiliates, directors, officers, and employees or to any third parties, except as may be required by law, to pursue or defend legal proceedings, or to carry out the purpose of, or as permitted by, the policy. Under the policy, vote tabulators and inspectors of election are to be independent parties who are unaffiliated with and are not employees of the Company. The policy provides that it may, under certain circumstances, be suspended in the event of a proxy solicitation in opposition to a solicitation of management. The Company may at any time be informed whether or not a particular stockholder has voted. Comments written on proxies or ballots, together with the name and address of the commenting stockholder, will also be made available to the Company.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholder proposals submitted to the Company for inclusion in the proxy materials for the 2003 annual meeting of stockholders must be received by the Company by November 16, 2002.

     Any stockholder who intends to present a proposal at the 2003 annual meeting and has not sought to include the proposal in the Company's proxy materials must deliver notice of the proposal to the Company no later than January 25, 2003.

     Any stockholder who intends to make a nomination for the Board of Directors at the 2003 annual meeting must deliver a notice to the Company no later than January 24, 2003 setting forth (i) the name, age, business and residence addresses of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Unisys capital stock beneficially owned by each nominee, (iv) a statement that the nominee is willing to be nominated, and (v) any other information concerning each nominee that would be required by the SEC in a proxy statement soliciting proxies for the election of the nominee.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This proxy statement and the 2001 annual report are available on the Company's Internet site at WWW.UNISYS.COM/INVESTOR/PROXY2002 and WWW.UNISYS.COM/ANNUAL/ANNUAL2001. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by following the instructions that you will receive in connection with next year's annual meeting. Most stockholders who choose electronic access will receive an e-mail next year containing the Internet address to access the proxy statement and annual report. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

HOUSEHOLDING OF PROXY STATEMENT AND ANNUAL REPORT

     This year, a number of brokers with accountholders who are owners of Unisys common stock will be "householding" our proxy materials. This means that only one copy of this proxy statement and the 2001 annual report may have been sent to you and the other Unisys stockholders who share your address. Householding is designed to reduce the volume of duplicate information that stockholders receive and the Company's printing and mailing expenses.

     If your household has received only one copy of our proxy statement and annual report, and you would prefer to receive separate copies of these documents, either now or in the future, please call us at 215-986-5777, or write us at Investor Relations, A2-15, Unisys Corporation, Unisys Way, Blue Bell, PA 19424-0001. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

OTHER MATTERS

     At the date of this proxy statement, the Board of Directors knows of no matter that will be presented for consideration at the annual meeting other than those described in this proxy statement. If any other matter properly comes before the annual meeting, the persons appointed as proxies will vote thereon in their discretion.

     The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees, and fiduciaries for forwarding proxies and proxy material to the beneficial owners of Unisys common stock. Solicitation may also be made personally, or by telephone or telegraph, by the Company's directors, officers, and regular employees without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $15,000, plus expenses.

                                          By Order of the Board of Directors,

                                          /S/ Nancy Straus Sundheim
                                          Nancy Straus Sundheim
                                          Senior Vice President, General Counsel
                                          and Secretary
Dated: March 16, 2002

                                                                      APPENDIX A

                               UNISYS CORPORATION

                            AUDIT COMMITTEE CHARTER
          ORIGINALLY ADOPTED BY THE BOARD OF DIRECTORS APRIL 27, 2000

PURPOSE

     The Audit Committee shall assist the Board of Directors in its oversight of
(1) the integrity of the Corporation's financial statements and its financial reporting and disclosure practices, (2) the soundness of the Corporation's systems of internal controls regarding finance and accounting compliance, (3) the independence and performance of the Corporation's internal audit staff and its independent auditors, and (4) the soundness of the Corporation's ethical and environmental compliance programs.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the Corporation. The Board and the Audit Committee are to represent the Corporation's stockholders. Accordingly, the independent auditors are accountable to the Board and the Audit Committee.

MEMBERSHIP

     The Audit Committee shall consist of at least three Directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed at least annually by the Board, with one of the members appointed as Committee Chair.

MEETINGS AND REPORTS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee is to meet in separate executive sessions with the Corporation's Chief Financial Officer, its independent auditors and its internal auditor at least once each year and at other times when considered appropriate. The Audit Committee shall provide regular reports to the Board.

RESPONSIBILITIES AND PROCESS

     In performing its oversight responsibilities, the Audit Committee shall:

          1. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

          2. Make recommendations to the Board regarding the appointment or termination of the independent auditors. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

          3. Review the scope of the independent auditors' audit examination and the related fees.

          4. Review the independent audit results, including any material comments and recommendations on internal controls or accounting matters by the Corporation's independent auditors and the Corporation's responses thereto.

          5. Review the scope and effectiveness of internal auditing activities.

          6. Establish regular reporting to the Audit Committee by the independent auditors and the internal auditors regarding any significant difficulties encountered during the course of their review or audit, including any restrictions on the scope of work or access to required information.

          7. Review with management, the internal auditors and the independent auditors the adequacy and effectiveness of the Corporation's accounting and financial controls and the integrity of its financial reporting processes.

          8. Review interim financial statements with management and the independent auditors prior to the filing of the Corporation's quarterly report on Form 10-Q, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended. This review may be conducted by the Chair of the Committee, or in his or her absence, any other Committee member.

          9. Review with management and the independent auditors the Corporation's annual financial statements prior to the filing of the Corporation's annual report on Form 10-K, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61, as amended.

          10. Establish regular reporting to the Audit Committee by management regarding significant judgments made in management's preparation of the financial statements.

          11. Review and approve, in advance, significant non-audit services to be performed by the independent auditors and the related fees.

          12. Oversee the independence of the independent auditors by (1) receiving from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Corporation, (2) discussing with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and (3) recommending that the Board take appropriate action to satisfy itself of the independence of the independent auditors.

          13. Annually review the Corporation's compliance program for its Code of Ethical Conduct and the results of internal audit's review of the expense accounts of the Corporation's elected officers.

          14. Annually review the status of the Corporation's environmental compliance program.

          15. Review, with the Corporation's general counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     The Audit Committee's role is one of oversight. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with generally accepted accounting principles ("GAAP"). The independent auditors' responsibility is to provide its opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Corporation in conformity with GAAP. However, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are in conformity with GAAP. Further, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with applicable laws and regulations, the Corporation's Code of Ethical Conduct or its environmental compliance program.

                                     PROXY

                               UNISYS CORPORATION

               PROXY FOR ANNUAL MEETING TO BE HELD APRIL 25, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Melvin R. Goodes, Kenneth A. Macke and Lawrence
A. Weinbach, and each of them, proxies, with power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of Unisys Corporation, and at any adjournments thereof, as directed on the reverse side hereof with respect to the items set forth in the accompanying proxy statement and in their discretion upon such other matters as may properly come before the meeting. This card also provides voting instructions (for shares credited to the account of the undersigned, if any) to the trustee for the Unisys Savings Plan (the "Savings Plan") as more fully described on page 2 of the proxy statement.

       IF YOU ARE VOTING BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS
             PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                              [SEE REVERSE SIDE]
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                                     UNISYS

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 2002
                                   9:30 A.M.

                                THE INN AT PENN
                               3600 SANSOM STREET
                           PHILADELPHIA, PENNSYLVANIA

                             YOUR VOTE IS IMPORTANT
                              THANK YOU FOR VOTING

[X] PLEASE MARK YOUR                                                       [5351
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE SELECTION OF AUDITORS, AND THE TRUSTEE FOR THE SAVINGS PLAN WILL VOTE AS DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT.
--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

1. ELECTION OF DIRECTORS

   FOR ALL    WITHHELD FROM ALL    FOR ALL EXCEPT AS NOTED
   |  |       |  |                 |  |

NOMINEES:
01 J.P. Bolduc
02 James J. Duderstadt
03 Denise K. Fletcher
04 Kenneth A. Macke

---------------------------------
(except nominee(s) written above)

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   FOR      AGAINST    ABSTAIN
   |  |     |  |       |  |


                                   MARK HERE TO HAVE  |  |
                                   YOUR VOTE REMAIN
                                   CONFIDENTIAL

                              Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee, guardian, corporate officer, etc., please give your full title.

                              --------------------------------------------------

                              --------------------------------------------------
                              SIGNATURE(S)                            DATE

--------------------------------------------------------------------------------
 -FOLD AND DETACH HERE ONLY IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL-



                         VOTE BY TELEPHONE OR INTERNET

Unisys Corporation encourages you to take advantage of the convenient ways to vote your shares on proposals covered in this year's Proxy Statement. You may vote by mail, through the Internet or by telephone.

If you vote through the Internet or by telephone, please have your social security number and proxy card available. The control number printed in the box above, just below the perforation, and your social security number are necessary to verify your vote. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

1. VOTE BY MAIL. Mark, date, sign and return your proxy card in the enclosed envelope.

2. VOTE BY TELEPHONE. Using a touch-tone telephone, call toll-free 1-877-779-8683, 24 hours a day, 7 days a week from the U.S. and Canada. Follow the instructions that are provided.

3. VOTE THROUGH THE INTERNET. Log onto the Internet at http://www.eproxyvote.com/uis, 24 hours a day, 7 days a week. Follow the instructions that are provided.

If you vote through the Internet or by telephone, do not return the proxy card.

                              THANK YOU FOR VOTING

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